UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report: May 20, 2009
(Date of earliest event reported)
ArcSight, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33923	52-2241535
(Commission File Number)	(IRS Employer Identification No.)

5 Results Way
Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)
(408) 864-2600
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 20, 2009, ArcSight, Inc. (“ArcSight”) entered into the Oracle PartnerNetwork Embedded Software License Distribution Agreement (the “Agreement”) with Oracle USA, Inc. (“Oracle”). The term of the Agreement will commence on May 31, 2009, when the current Oracle PartnerNetwork Embedded Software License Distribution Agreement dated March 31, 2006, as amended, with Oracle (the “Prior Agreement”) expires. The Agreement grants ArcSight a license to integrate Oracle database software with its ESM products and to distribute the database software embedded in its ESM products. Under the Agreement, ArcSight has agreed to make third-party royalty payments totaling $4.75 million over the two-year term of the license.
The other terms and conditions of the Agreement are substantially similar to the Prior Agreement, which was filed on January 24, 2008 as Exhibit 10.18 to ArcSight’s registration statement on Form S-1 (File No. 333-145974).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ArcSight, Inc.
By:	/s/ Stewart Grierson
Stewart Grierson
Chief Financial Officer

Date: May 27, 2009